UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

 CDW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue
Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

CDW Corporation (the “Company”) is furnishing under cover of this Current Report on Form 8-K a copy of its press release dated November 4, 2015 announcing its third quarter 2015 financial results. The press release is attached to this report as Exhibit 99.1 and incorporated herein by reference. The Company is furnishing this information in connection with its previously announced webcast conference call to be held on November 4, 2015 at 8:30 a.m. ET / 7:30 a.m. CT to discuss these results.

The information contained under Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.       Other Events

Quarterly Cash Dividend

On November 4, 2015, the Company also announced that its board of directors has approved a 59% increase in the Company’s quarterly cash dividend. The Company’s board of directors declared a quarterly cash dividend of $0.1075 per common share to be paid on December 10, 2015 to all shareholders of record as of the close of business on November 25, 2015.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated November 4, 2015, announcing third quarter 2015 financial results.
99.2	Press release dated November 4, 2015, announcing declaration of dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	November 4, 2015	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer